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                                                                   EXHIBIT 23.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To: Sub Surface Waste Management of Delaware, Inc.

As independent Certified Public Accounts, we hereby consent to the use by reference in this Registration Statement, Form S8, of our December 24, 2004 report on Form 10KSB for the year ended September 30, 2004, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, and to all other references to our Firm included in this Registration Statement.


/s/ Russell Bedford Stefanou Mirchandani LLP

    New York, New York
    February 17, 2005